Exhibit 10.2
AWARD AGREEMENT

SENSATA TECHNOLOGIES HOLDING PLC
(the "Company")
RESTRICTED STOCK UNITS
Date: %%OPTION_DATE,’Month DD, YYYY’%-% ("Grant Date")
Issue to:
%%FIRST_NAME%-% %%LAST_NAME%-% ("Participant")
%%TOTAL_SHARES_GRANTED,’999,999,999’%-% Restricted Stock Units of the Company (the “Units”). Each Unit represents the right to receive one ordinary Share, par value €0.01 per ordinary Share (“Share”).
NOW, THEREFORE, the parties hereby agree as follows:
1.Units and Definitions. The Units are "Restricted Stock Units" as such term is defined in the Company's 2021 Equity Incentive Plan (the "Plan"), and such Units are subject to all of the terms and conditions of the Plan in effect from time to time, except as otherwise provided herein. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Plan.
2.Grant of Units. Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Plan, the Company hereby grants to the Participant the number of Units indicated above.
3.Vesting and Forfeiture of Units. The Units will time vest on the date set forth below (the “Vesting Date”) with respect to the percentage of Units that is set forth opposite the Vesting Date, provided that the Participant has continuously served as a director on the Company’s Board of Directors (the “Board”) from the Grant Date through the Vesting Date:

Vesting Date	Cumulative Percentage of Restricted Stock Units Vested
Date of the Company’s next Annual General Meeting of Shareholders	100%

4.Forfeiture and Acceleration of Vesting. If Participant ceases to serve on the Board prior to the Vesting Date, Participant's unvested Units shall be forfeited by the Participant to the Company, and the Participant shall thereafter have no right, title, or interest in such Units. Notwithstanding the foregoing sentence, all unvested Units will vest immediately in the event that prior to the Vesting Date: (1) the Committee determines that the Participant’s service as a member of the Board was terminated as a result of the Participant’s medically diagnosed permanent physical or mental inability to perform his or her duties as a director of the Company or (2) the Participant dies while providing service as a member of the Board (in which event the then vested portion of the Units shall be delivered to the executor or administrator of Participant’s estate or, if none, to the person(s) entitled to receive the vested Units under Participant’s will or the laws of descent or distribution)

5.Non-Transferability. The Units may not be Transferred, other than by will or the laws of descent and distribution.
6.No Dividends. Participant shall not be entitled to receive dividends or dividend equivalents with respect to the number of Shares covered by the Units.
7.No Rights as a Shareholder. Participant shall have no rights as a shareholder with respect to the Shares issuable upon vesting thereof until the earlier of the date on which such Shares are identified on the share register(s) of the Company. Delivery of the Shares shall be effected by the electronic delivery of the Shares to a brokerage account designated by Participant and acceptable to the Company, or by another method provided by the Company, and shall be subject to compliance with all applicable legal requirements, including compliance with the requirements of applicable federal and state securities laws, and shall be in complete satisfaction and settlement of such vested Units.
8.Taxes and Withholding. Participant acknowledges that the Company has the right to require Participant to remit to the Company an amount sufficient to satisfy his or her minimum federal, state, local, and foreign withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Participant further acknowledges that the ultimate liability for all federal, state, local, and foreign income taxes, social insurance, payroll tax, or other tax-related items related to the Participant’s participation in the Plan is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. Participant authorizes the Company and/or its Subsidiaries or Affiliates, or their respective agents, at their discretion, to satisfy the Participant’s tax obligations that must be withheld by the Company and/or its Subsidiaries or Affiliates by withholding in Shares to be issued upon vesting of the Units, or in the sole discretion of the Company, by any other appropriate method.
9.No Right to Continued Board Service. The granting of this Award shall not be construed as granting to the Participant the right of continued appointment as a member of the Board.
10.Integrated Agreement. This Award Agreement and the Plan constitute the entire understanding and agreement between the Company and the Participant with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Company and the Participant with respect to such subject matter other than those as set forth or provided for herein.
11.Governing Document. This Award is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. This Award Agreement does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. This Award Agreement is further subject to all interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.
12.Saving Clause. If any provision(s) of this Award Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
13.Data Protection. If Participant is employed outside the European Economic Area and consent is needed for the collection, processing or transfer of Personal Data under applicable local law, the following shall apply:
Participant consents to the collection and processing of Personal Data relating to the Participant so that the Company and its Subsidiaries or Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. “Personal Data” shall include but may not be limited to, data about participation in the Plan and securities offered or received, purchased or

2

sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Units were granted, Participant’s name and address) about the Participant and his or her participation in the Plan. Participant accepts that the Personal Data will be administered and processed by the Company or any other agent or person designated by the Company. Participant is entitled to request access to the data referring to the Participant and held by the Company and to request the amendment or deletion of such data. Participant also gives express consent to the Company to transfer and process his/her Personal Data to the United States in accordance with the applicable laws and regulations of the United States even if the level of Personal Data protection in the United States may be lower than in the Participant’s country. Participant acknowledges that he/she is free to withdraw his/her consent at any time.
For the purposes of compliance with the General Data Protection Regulation (EU) 2016/679, Participant acknowledges that the Company will separately provide information on the collection, processing, and transfer of Personal Data.
This Award Agreement may be executed in one or more counterparts (including by means of electronically signed or submitted signature pages), all of which taken together shall constitute one and the same Award Agreement.
*    *    *    *

3

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has executed this Award Agreement effective as of the date first above written.
SENSATA TECHNOLOGIES HOLDING PLC
By:

___________________________
Name:     Jeff Cote
Title:    CEO and President
Accepted and Agreed:
____________________________
%%FIRST_NAME%-% %%LAST_NAME%-%

4